Exhibit 2
		       ENTERGY CORPORATION AND SUBSIDIARIES
			CONSOLIDATED STATEMENT OF INCOME
                      For the Six Months Ended June 30, 2000
                                    (Unaudited)

                                    (Thousands)


                     OPERATING REVENUES
  Domestic electric                                            $3,017,570
  Natural gas                                                      74,292
  Competitive businesses                                          857,418
                                                               -----------
  TOTAL                                                         3,949,280
                                                               -----------
                     OPERATING EXPENSES
  Operating and Maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                                   962,190
     Purchased power                                              872,064
     Nuclear refueling outage expenses                             35,186
     Other operation and maintenance                              827,634
  Decommissioning                                                  17,106
  Taxes other than income taxes                                   163,158
  Depreciation and amortization                                   357,025
  Other regulatory credits-net
                                                                  (20,506)
                                                               -----------
  Amortization of rate deferrals                                   15,279
  TOTAL                                                         3,229,136
                                                               -----------
  OPERATING INCOME                                                720,144
                                                               -----------
                        OTHER INCOME
  Allowance for equity funds used during construction              15,735
  Gain on sale of assets - net                                     21,574
  Miscellaneous - net                                             102,633
                                                               -----------
  TOTAL                                                           139,942
                                                               -----------
                 INTEREST AND OTHER CHARGES
  Interest on long-term debt                                      232,121
  Other interest - net                                             43,652
  Distributions on preferred securities of subsidiaries             9,419
  Allowance for borrowed funds used during construction           (11,977)
                                                                ----------
  TOTAL                                                           273,215
                                                                ----------
  INCOME BEFORE INCOME TAXES                                      586,871

  Income taxes                                                    232,688
                                                                ----------
  CONSOLIDATED NET INCOME                                         354,183

  Preferred dividend requirements and other                        18,131
                                                                ----------
  EARNINGS APPLICABLE TO
  COMMON STOCK                                                   $336,052
                                                                ==========

                                                          Exhibit 2
                 ENTERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET
                                ASSETS
                             June 30, 2000
                              (Unaudited)
                            (In Thousands)


                   CURRENT ASSETS
   Cash and cash equivalents:
      Cash                                                      $156,068
      Temporary cash investments - at cost,
       which approximates market                               1,637,028
      Special deposits                                             3,978
                                                              -----------
          Total cash and cash equivalents                      1,797,074
                                                              -----------
   Other temporary investments - at cost,
       which approximates market                                  23,100
   Notes receivable                                                3,643
   Accounts receivable:
     Customer                                                    299,948
     Allowance for doubtful accounts                              (9,007)
     Other                                                       354,719
     Accrued unbilled revenues                                   375,983
                                                              -----------
          Total receivables                                    1,021,643
                                                              -----------
   Deferred fuel costs                                           394,875
   Fuel inventory - at average cost                              122,835
   Materials and supplies - at average cost                      358,217
   Rate deferrals                                                 24,265
   Deferred nuclear refueling outage costs                        33,708
   Prepayments and other                                         101,796
                                                              -----------
   TOTAL                                                       3,881,156
                                                              -----------
           OTHER PROPERTY AND INVESTMENTS
   Investment in subsidiary companies - at equity                    214
   Decommissioning trust funds                                 1,284,301
   Non-utility property-at cost(less accumulated depreciation)   327,191

   Non-regulated investments                                     264,442
   Other - at cost (less accumulated depreciation)                22,145
                                                              -----------
   TOTAL                                                       1,898,293
                                                              -----------
                    UTILITY PLANT
   Electric                                                   23,421,808
   Plant acquisition adjustment                                  398,797
   Property under capital lease                                  771,466
   Natural gas                                                   190,000
   Construction work in progress                               1,960,517
   Nuclear fuel under capital lease                              262,996
   Nuclear fuel                                                  109,098
                                                              -----------
   TOTAL UTILITY PLANT                                        27,114,682
   Less - accumulated depreciation and amortization           11,248,370
                                                              -----------
   UTILITY PLANT - NET                                        15,866,312
                                                              -----------
          DEFERRED DEBITS AND OTHER ASSETS
   Regulatory assets:
       Rate deferrals                                              7,430
       SFAS 109 regulatory asset - net                         1,031,503
       Unamortized loss on reacquired debt                       192,493
       Other regulatory assets                                   706,401
   Long-term receivables                                          30,970
   Other                                                         709,718
                                                              -----------
   TOTAL                                                       2,678,515
                                                              -----------
   TOTAL ASSETS                                              $24,324,276
                                                             ============

                                                          Exhibit 2
        ENTERGY CORPORATION AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEET
                       ASSETS
                    June 30, 2000
                     (Unaudited)

                   (In Thousands)

                 CURRENT LIABILITIES
   Currently maturing long-term debt                            $194,108
   Notes payable                                                 435,716
   Accounts payable                                              796,560
   Customer deposits                                             164,986
   Taxes accrued                                                 580,593
   Accumulated deferred income taxes                             115,987
   Nuclear refueling outage costs                                  2,329
   Interest accrued                                              153,388
   Co-owner advances                                              14,382
   Obligations under capital leases                              175,466
   Other                                                         173,865
                                                              -----------
   TOTAL                                                       2,807,380
                                                              -----------
       DEFERRED CREDITS AND OTHER LIABILITIES
   Accumulated deferred income taxes                           3,224,430
   Accumulated deferred investment tax credits                   506,142
   Obligations under capital leases                              177,874
   FERC settlement - refund obligation                            34,143
   Other regulatory liabilities                                  225,843
   Decommissioning                                               725,858
   Transition to competition                                     176,722
   Regulatory reserves                                           415,420
   Accumulated provisions                                        280,378
   Other                                                         818,711
                                                              -----------
   TOTAL                                                       6,585,521
                                                              -----------
   Long-term debt                                              7,378,602
   Preferred stock with sinking fund                              69,650
   Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts
    holding solely junior subordinated deferrable
    debentures                                                   215,000

                SHAREHOLDERS' EQUITY
   Preferred stock without sinking fund                          335,961
   Common stock, $.01 par value, authorized
    500,000,000 shares; issued 247,172,239 shares in 2000          2,472
   Paid-in capital                                             4,636,407
   Retained earnings                                           2,982,495
   Accumulated other comprehensive loss:
      Cumulative foreign currency translation adjustment        (69,811)
      Net unrealized investment losses                           (6,275)
   Less - treasury stock, at cost (23,709,144 shares in 2000)   613,126
                                                             -----------
   TOTAL                                                      7,268,123
                                                             -----------


       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $24,324,276
                                                            ============